Exhibit 1.2

JOHN DEERE CAPITAL CORPORATION

Medium-Term Notes, Series H

Due from 9 Months or More from Date of Issue

DISTRIBUTION AGREEMENT

April 6, 2020

CITIGROUP GLOBAL MARKETS INC.	BARCLAYS CAPITAL INC.
388 Greenwich Street	745 Seventh Avenue
New York, NY 10013	New York, NY 10019

BOFA SECURITIES, INC. One Bryant Park New York, NY 10036	CREDIT AGRICOLE SECURITIES (USA) INC. 1301 Avenue of the Americas New York, NY 10019

DEUTSCHE BANK SECURITIES INC.	Goldman Sachs & Co. LLC
60 Wall Street	200 West Street
New York, NY 10005	New York, NY 10282

HSBC Securities (USA) Inc.	J.P. MORGAN SECURITIES LLC
452 Fifth Avenue	383 Madison Avenue
New York, NY 10018	New York, NY 10179

MUFG SECURITIES AMERICAS INC.	RBC CAPITAL MARKETS, LLC
1221 Avenue of the Americas, 6th Floor	Brookfield Place
New York, NY 10020	200 Vesey Street, 8th Floor
New York, NY 10281

TD SECURITIES (USA) LLC 31 West 52nd Street
New York, NY 10019

Ladies and Gentlemen:

John Deere Capital Corporation, a Delaware corporation (the “Company”), confirms its agreement with Citigroup Global Markets Inc., Barclays Capital Inc., BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC (each, an “Agent,” and collectively, the “Agents”), with respect to the issue and sale by the Company of its Medium-Term Notes, Series H, Due from 9 Months or More from Date of Issue described herein (the “Notes”). The Notes may be issued as senior indebtedness (the “Senior Notes”) or as subordinated indebtedness (the “Subordinated Notes”) of the Company. The Senior Notes are to be issued as a series under an indenture, dated as of March 15, 1997, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York, successor trustee to The Chase Manhattan Bank), as trustee (the “Senior Trustee”) as supplemented by the First Supplemental Indenture, dated as of April 21, 2011, between the Company and the Senior Trustee, the Second Supplemental Indenture, dated as of April 17, 2014, between the Company and the Senior Trustee and the Third Supplemental Indenture, dated as of April 7, 2017, between the Company and the Senior Trustee (collectively, the “Senior Indenture”), and the Subordinated Notes are to be issued as a series under an indenture, dated as of September 1, 2003 (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), between the Company and U.S. Bank National Association, as trustee (the “Subordinated Trustee,” and together with the Senior Trustee, the “Trustees”). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $25,000,000,000 aggregate principal amount (or its equivalent, based upon the applicable exchange rate at the time of the applicable trade date, in one or more foreign currencies designated by the Company) of Notes through or to one or more of the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to one or more of the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

This Agreement provides both for the sale of Notes by the Company through the Agents directly to purchasers, in which case the Agents will act as agents of the Company in soliciting purchases of the Notes, and (as may from time to time be agreed to by the Company and an Agent) to an Agent as principal for resale to investors and other purchasers. In addition, notwithstanding anything herein to the contrary, the Company may, without the consent of the Agents, solicit or accept offers to purchase Notes from any person for their account (“direct placements”). It is understood that the Agents are not acting as agents of the Company in direct placements.

The Company has filed with the Securities and Exchange Commission (the “SEC”) an automatic shelf registration statement on Form S-3 (No. 333-237579) for the registration of its debt securities, including the Notes, warrants to purchase debt securities and preferred stock, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the “1933 Act Regulations”). “Registration Statement” means, as of any time, the aforementioned registration statement, including any document incorporated, or deemed to be incorporated, by reference therein and any prospectus, prospectus supplement and/or pricing supplement that is, or is deemed or retroactively deemed to be, a part thereof at such time that has not been superseded or modified; provided, however, that in the absence of any time reference, the relevant time shall be the time of the first contract of sale for the Notes of a particular tranche, which time shall be considered the “new effective date” of the Registration Statement with respect to such Notes within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations. The Registration Statement originally became effective upon filing pursuant to Rule 462(e) of the 1933 Act Regulations, and each Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

“Statutory Prospectus” means, collectively, (i) the prospectus relating to various securities of the Company, including the Notes, that is included in the Registration Statement at its original effectiveness, (ii) the prospectus supplement relating to the Company’s Medium- Term Notes, Series H, most recently filed by the Company with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations prior to the offer and acceptance of the Notes of a particular tranche, and (iii) any preliminary pricing supplement delivered by the Company to the applicable Agent(s) for conveyance to investors prior to the offer and acceptance of the Notes of a particular tranche and filed by the Company with the SEC pursuant to Rule 424(b), including, in each case, any document incorporated, or deemed to be incorporated, by reference therein.

“Prospectus” means the Statutory Prospectus, excluding any preliminary pricing supplement, and the final pricing supplement relating to the Notes of a particular tranche in the form first provided to the applicable Agent(s) for conveyance to investors and filed by the Company with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations that discloses any initial public offering price and the other final terms of such Notes and otherwise satisfies Section 10(a) of the 1933 Act.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, relating to the Notes of a particular tranche in the form filed or required to be filed by the Company with the SEC or, if not required to be filed, in the form retained, or required to be retained, in the Company’s records pursuant to Rule 433(g) of the 1933 Act Regulations.

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” “set forth” or “stated” (or other references of like import) in the Regulation Statement, the Statutory Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Statutory Prospectus or the Prospectus, as the case may be, prior to the offer and acceptance of the Notes of a particular tranche; and all references in this Agreement to amendments or supplements to the Registration Statement, the Statutory Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, the Statutory Prospectus or the Prospectus, as the case may be, after the offer and acceptance of the Notes of a particular tranche.

SECTION 1.     Appointment as Agents.

(a)   Appointment of Agents. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, without the consent of the Agents, the Company hereby (i) appoints the Agents as agents for the purpose of soliciting purchases of Notes from the Company by others and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof. Subject to the provisions of Section 3(b), the Agents are not authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes. The Company may, without the consent of the Agents, appoint other persons as agents for the purpose of soliciting purchases of Notes from the Company by others; provided, however, that in the event that the Company so appoints one or more other persons, the Company and such person or persons shall execute a counterpart to this Agreement, whereupon from and after the date of such execution, the term “Agent” shall include such person or persons and such person or persons shall be subject to the terms and conditions stated herein.

(b)   Reasonable Best Efforts Solicitations; Right to Reject Offers. Upon receipt of instructions from the Company, each Agent will use its reasonable best efforts to solicit purchases of such principal amount of Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of such Agent’s agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part.

(c)   Solicitations as Agent; Purchases as Principal. In soliciting purchases of Notes on behalf of the Company, each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason; provided, however, that the foregoing shall not relieve any Agent of any liability such Agent may have from a breach of its obligations hereunder. The Agents shall not have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with the provisions of Section 3(b) hereof.

(d)   Reliance. The Company and the Agents agree that any Notes, the placement of which an Agent arranges, shall be placed by such Agent, and any Notes purchased by an Agent shall be purchased, in reliance upon the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.     Representations and Warranties.

(a)   The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through such Agent as agent or to such Agent as principal), as of the date of each delivery of Notes (whether through such Agent as agent or to such Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a “Settlement Date”), and as of the times referred to in Section 7(b) hereof (each of the times referenced above being referred to hereafter as a “Representation Date”) as follows:

(i)                  The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied and, as of the applicable Representation Date, will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The conditions to the use of Form S-3 in connection with the offering and sale of the Notes as contemplated hereby have been satisfied. The Registration Statement constitutes an “automatic shelf registration statement” as defined in Rule 405 of the 1933 Act Regulations. The Company has not received from the SEC a notice, pursuant to Rule 401(g)(2) of the 1933 Act Regulations, of objection to the use of the automatic shelf registration statement form. As of the determination date applicable to the Registration Statement (and any amendment thereof) and the offerings of Notes contemplated hereby, the Company is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations. The date of any agreement by an Agent to act as principal or agent in connection with the Notes of a particular tranche is not more than three years subsequent to the original effective date of the Registration Statement. The Registration Statement, at the time the Registration Statement became effective, did not, and, at each time thereafter at which any amendment to the Registration Statement becomes effective and any Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date, will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof, does not, and as of each Representation Date, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Agent expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Statements of Eligibility under the 1939 Act on Form T-1 of each Trustee under the applicable Indenture.

(ii)                  At the time of original filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes and at the date of any agreement by an Agent to act as principal or agent in connection with the Notes of a particular tranche, the Company was not and is not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations.

(iii)                  As of the time agreed to by the Company and the applicable Agent(s) at the time of the pricing of the Notes of a particular tranche, which, unless otherwise agreed, shall be the time immediately after the Company and the lead Agent(s) agree on the final terms of such Notes (the “Applicable Time”), the Statutory Prospectus, the Issuer Free Writing Prospectuses, if any, used at or prior to the Applicable Time and the final term sheet relating to the Notes of a particular tranche constituting an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus under Section 4(n) hereof, when considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for use therein.

(iv)                  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes of the particular tranche or until any earlier date that the Company notified or notifies the applicable Agent(s) as contemplated in Section 4(d) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of Rule 433(c) of the 1933 Act Regulations) with the information then contained in the Registration Statement.

(v)                  The financial statements and the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its subsidiaries on a consolidated basis, as at the dates indicated, and the respective results of operations for the periods specified, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus to the best of the Company’s knowledge fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto at the time they were filed.

(vi)                  The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together and with the other information in the Registration Statement, the General Disclosure Package and the Prospectus, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(vii)                  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (B) there have not been any transactions entered into by the Company or its subsidiaries other than (1) transactions in the ordinary course of business including borrowings for the acquisition of receivables and other operations or (2) transactions which are not material in relation to the Company and its subsidiaries considered as one enterprise.

(viii)                  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix)                  The execution and delivery of this Agreement and each Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its parent company, Deere & Company (“Deere”), pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Company or Deere is a party or by which the Company or Deere may be bound or to which any of the property or assets of the Company or Deere is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company.

(x)                  The Notes have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the applicable Indenture against payment of the consideration therefor in accordance with this Agreement, the Notes will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights or by general equity principles and will be entitled to the benefits of the applicable Indenture.

(xi)                  The Notes conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xii)                  The accountants who certified the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

(xiii)                  The Notes, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the applicable Indenture, will be excluded or exempted from the provisions of the Commodity Exchange Act.

(xiv)                  The Company acknowledges and agrees that (i) each purchase and sale, or placement, of Notes pursuant to this Agreement, including the determination of any price for the Notes and Agent compensation, is an arm’s-length commercial transaction between the Company, on the one hand, and the applicable Agent(s), on the other hand, (ii) in connection therewith and with the process leading to such transactions, each Agent is acting solely as a principal and not the agent (except to the extent explicitly set forth herein) or fiduciary of the Company or any of its affiliates, (iii) no Agent has assumed any advisory or fiduciary responsibility in favor of the Company or any of its affiliates with respect to any offering of Notes contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company or any of its affiliates on other matters) or any other obligation to the Company or any of its affiliates except the obligations explicitly set forth in this Agreement, (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (v) no Agent has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby, and (vi) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

(xv)                  Neither the Company nor any of its subsidiaries is a Designated Person, nor, to the best of the Company’s knowledge, are any of its directors or officers or any directors or officers of its subsidiaries.  Each of the Company and its subsidiaries and their employees is subject to a Code of Business Conduct (the “Code of Conduct”) which is in full force and effect on the date hereof.  Among the commitments in the Code of Conduct is the commitment that each of the Company and its subsidiaries, and their respective employees, comply with international trade, export control, and import laws in the sale of products including export controls.  The Code of Conduct also applies to Anti-Corruption Laws and Sanctions Laws and Regulations.  The Code of Conduct will apply to all activities undertaken by the Company and each of its subsidiaries, including any use of the proceeds from any offering of Notes and, accordingly, neither the Company nor any of its subsidiaries will directly or to its knowledge indirectly use the proceeds of any offering of Notes in violation of any Sanctions Laws and Regulations or any Anti-Corruption Laws. For purposes herein, “Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company and its subsidiaries from time to time concerning or relating to bribery or corruption; “Designated Person” means:  a Person (a) listed in the annex to, or otherwise the subject of the provisions of, any Executive Order, (b) named as a “Specially Designated National and Blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (each, an “SDN”), or is otherwise the subject of any Sanctions Laws and Regulations, or (c) in which an SDN has a controlling interest or 50% or greater ownership interest; and “Sanctions Laws and Regulations” means (a) any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”), the U.S. State Department (including its Directorate of Defense Trade Controls) or the U.S. Department of Commerce Bureau of Industry and Security and (b) any sanctions measures imposed by the United Nations Security Council, the European Union or the United Kingdom.

(b)   Additional Certifications. Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and, to the extent therein provided, at each Representation Date subsequent thereto.

SECTION 3.     Solicitations as Agent; Purchases as Principal.

(a)   Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its reasonable best efforts to solicit offers to purchase Notes upon the terms and conditions set forth herein and in the Prospectus.

The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

The Company agrees to pay each Agent a commission, in the form of a discount or by such other means agreed to by the Company and such Agent, equal to the applicable percentage of the price to the public of each Note sold by the Company as a result of a solicitation made by such Agent as agreed to by the Company and the applicable Agent(s) from time to time. Without the prior approval of the Company, the Agents may not re-allow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes through any such Agent as agent.

The purchase price, interest rate or formula, maturity date and other terms of the Notes shall be agreed upon by the Company and the applicable Agent and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

(b)   Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the applicable Agent and the Company) is herein referred to as a “Terms Agreement.” Unless the context otherwise requires, each reference contained herein to “this Agreement” shall be deemed to include any applicable Terms Agreement between the Company and the applicable Agent. Each such Terms Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent’s commitment to purchase Notes as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Notes, the time and place of delivery of and payment for such Notes and such other provisions (including further terms of the Notes) as may be mutually agreed upon. Such Terms Agreement shall also specify the requirements for the officer’s certificate, opinions of counsel, comfort letter and stand-off agreement pursuant to Sections 7(b), 7(c), 7(d) and 4(j), respectively, hereof. In addition, the applicable Agent is authorized to engage the services of any broker or dealer in connection with the offer or sale of Notes which such Agent has purchased as principal. The applicable Agent may sell such Notes to any broker or dealer at all or any portion of the discount to be received by such Agent from the Company.

(c)   Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the “Procedures”). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.     Covenants of the Company.

The Company covenants with the Agents as follows:

(a)   Notice of Certain Events. The Company will notify the Agents immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iii) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)   Notice of Certain Proposed Filings. Except as otherwise provided in this subsection or subsection (k) of this Section, the Company will: (i) give the Agents notice of its intention to file (a) any new or additional registration statement with respect to the Notes or (b) any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1933 Act, the 1934 Act or otherwise; (ii) furnish the Agents with copies of any document referred to in clause (i) above proposed to be filed a reasonable time in advance of filing; (iii) make available to the Agents copies of documents so filed promptly upon the filing thereof; and (iv) give the Agents notice of the initiation of any examination pursuant to Section 8(e) of the 1933 Act relating to the Registration Statement or any new or additional registration statement relating to the Notes or the Company becoming subject to a proceeding under Section 8A of the 1933 Act in connection with the Notes. The Company will promptly effect all filings necessary pursuant to Rule 424(b) of the 1933 Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the SEC and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required SEC filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)). Notwithstanding the foregoing, except as set forth below, the Company shall not be required to give any Agent notice of its intention to file, to furnish any Agent a copy in advance of filing, or to make available to any Agent, (i) Quarterly Reports on Form 10-Q, any Current Report on Form 8-K that includes solely the financial and other information referred to in subsection (e) or (f) of this Section (including a press release containing such information) or any filings pursuant to Section 14 of the 1934 Act, provided that the Company shall make available to each Agent copies of such documents promptly after the filing thereof, and provided, further, that if any such document is to be filed in order that the Registration Statement, the General Disclosure Package or the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading (in the case of this General Disclosure Package and the Prospectus, in light of the circumstances then existing), then the Company shall give immediate notice (prior to the filing of any such document) to each Agent to cease solicitations of offers to purchase the Notes in its capacity as agent and to cease sales of any Notes an Agent may then own as principal pursuant to a Terms Agreement, (ii) any pricing supplement to the Prospectus in connection with a sale of Notes (except that a pricing supplement shall be provided to the Agent who solicits the Notes to which such pricing supplement relates), (iii) any amendment or supplement to the Prospectus that relates exclusively to an offering of debt securities other than Notes or (iv) any Current Report on Form 8-K filed solely for the purpose of incorporating an exhibit by reference into a registration statement except that the Company shall make available to each Agent any such Current Report on Form 8-K promptly after the filing thereof.

(c)   Copies of the Prospectus. The Company will furnish to each Agent as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as an Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

(d)   Revisions of Prospectus or the Statutory Prospectus -- Material Changes. Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of the Company or in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus in order that the same will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading (in the case of the General Disclosure Package and the Prospectus, in the light of the circumstances existing at the time the same is delivered (or but for the exemption in Rule 172 of the 1933 Act Regulations would be required to be delivered) to a purchaser), or if it shall be necessary, in the opinion of the Company or in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Statutory Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice to each Agent to cease the solicitation of offers to purchase the Notes in its capacity as agent and to cease sales of any Notes it may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Statutory Prospectus and the Prospectus comply with such requirements. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly (i) notify the applicable Agent(s) and (ii) amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)   Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (k) of this Section, promptly after there shall be released to the general public, interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall cause the Registration Statement, the Statutory Prospectus and the Prospectus to be amended or supplemented to include or incorporate by reference capsule financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

(f)    Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (k) of this Section, promptly after there shall be released to the general public, financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement, the Statutory Prospectus and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

(g)   Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

(h)   Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(i)     1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered (or but for the exemption in Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a) or 14 of the 1934 Act.

(j)     Stand-Off Agreement. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the applicable Agent’s prior consent, offer or sell in the United States, or enter into any agreement to so sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement and debt securities with maturities of less than nine months in the ordinary course of business).

(k)   Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (b), (d), (e) or (f) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) no Agent shall hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with an Agent.

(l)     Limitation on Subordinated Note Issuances. The Company will not issue any Subordinated Notes under this Agreement unless such Subordinated Notes are, at the time of issuance, “covered securities” within the meaning of Section 18(b)(1) of the 1933 Act.

(m)   Renewal Deadline. If, immediately prior to the third anniversary of the original effective date of the Registration Statement, any Notes that the Company has agreed to offer and sell remain unsold by the applicable Agent(s), the Company will, prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to such Notes, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary (if such registration statement is not an automatic shelf registration statement), and will take all other action necessary or appropriate to permit the public offering and sale of such Notes to continue as contemplated in the expired registration statement relating to such Notes. References herein to the “Registration Statement” shall include such new shelf registration statement.

(n)   Final Term Sheet. The Company represents and agrees that, unless it obtains the prior consent of the applicable Agent(s), and each applicable Agent represents and agrees that, unless it obtains the prior consent of the Company and the applicable lead Agent, it has not made and will not make any offer relating to the Notes of the particular tranche that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the SEC. Any such free writing prospectus consented to in writing by the Company and the lead Agent is referred to herein as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely SEC filing where required, legending and record keeping.

Subject to the consent of the lead Agent required in the immediately preceding paragraph, the Company will prepare a final term sheet relating to the final terms of the Notes of each particular tranche and their offering and will file such final term sheet within the period required by Rule 433(d)(5)(ii) of the 1933 Act Regulations following the date such final terms have been established for such Notes. Any such final term sheet is, and shall be deemed to be, an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus. Notwithstanding anything to the contrary contained herein, the Company consents to the use by any Agent of a free writing prospectus that contains only (a) (i) information describing the preliminary terms of the Notes generally or the Notes of any particular tranche specifically or their offering or (ii) information that describes the final terms of the Notes of any particular tranche or their offering and that is or is to be included in the final term sheet of the Company contemplated in the first sentence above or (b) other customary information that is neither “issuer information,” as defined in Rule 433, or otherwise an Issuer Free Writing Prospectus.

SECTION 5.     Conditions of Obligations.

The obligations of the Agents as agents of the Company to solicit offers to purchase the Notes, the obligations of any purchasers of the Notes sold through an Agent as agent, and any obligation of an Agent as principal to purchase Notes pursuant to a Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

(a)   Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

(1)            Opinion of Company Counsel. The opinion of Kirkland & Ellis LLP, counsel to the Company, to the effect that:

(i)                 The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

(ii)              This Agreement has been duly authorized, executed and delivered by the Company.

(iii)            Each Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the applicable Trustee, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

(iv)             The Notes have been duly authorized by the Company and, when duly executed by the Company and completed and authenticated by the applicable Trustee in accordance with the applicable Indenture and delivered against payment pursuant to this Agreement, the Notes, in the forms certified by an authorized officer of the Company, will be valid and binding obligations of the Company entitled to the benefits of such Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

(v)               The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Debt Securities” and “Description of Notes,” as applicable, insofar as they purport to constitute a summary of the Indentures and the Notes, are correct in all material respects.

(vi)             Each Indenture has been duly qualified under the 1939 Act.

(vii)          The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

(viii)        The Registration Statement and the Prospectus, as of their respective effective or issue dates, appeared on their faces to have complied as to form in all material aspects to the requirements of the 1933 Act, including the rules and regulations promulgated thereunder, except that, in each case, they do not express any opinion as to the documents incorporated by reference therein or any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information, in each case, in (or omitted from) the Registration Statement or the Prospectus.

(ix)             Each document incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, as of the date it was filed with the SEC, appeared on its face to have complied as to form in all material aspects to the requirements of the 1934 Act, as amended, and the rules and regulations promulgated thereunder, except that, in each case, they do not express any opinion as to any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information, in each case, in (or omitted from) the documents incorporated by reference in the Prospectus.

(x)               The execution and delivery of this Agreement, the fulfillment of the terms herein set forth and the consummation of the transactions therein contemplated will not conflict with the charter or the by-laws of the Company.

(xi)             The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “United States Federal Income Taxation” insofar as such statements constitute a summary of the legal matters or documents referred to therein, are accurate in all material respects.

(2)               Opinion of General Counsel/Associate General Counsel. The opinion of the General Counsel of Deere or the Company or a Deputy General Counsel or an Associate General Counsel of Deere to the effect that (i) the Company is duly qualified to transact business and is in good standing in the state of Delaware (ii) the execution and delivery of this Agreement and each Indenture, the fulfillment of the terms herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the certificate of incorporation or by-laws of the Company or any agreement, indenture or other instrument known to such counsel of which the Company is a party or by which it is bound, or any law, administrative regulation or administrative or court order known to him applicable to the Company and (iii) the execution and delivery of this Agreement and each Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of any agreement, indenture or other instrument known to him of which Deere or any of its subsidiaries is a party or by which any of them is bound.

(3)               Opinion of Counsel to the Agents. The opinion of Sidley Austin llp, counsel to the Agents, covering the matters referred to in subsection (a)(1) of this Section under the subheadings (i) to (viii), inclusive.

(4)               Disclosure Statement. In giving their opinions required by subsections (a)(1) and (a)(3) of this Section, Kirkland & Ellis LLP and Sidley Austin llp shall each additionally state that such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, other than those mentioned in Section 5(a)(1)(v) and Section 5(a)(1)(xi) (in the case of Kirkland & Ellis LLP only). Such counsel has, however, generally reviewed and discussed such statements with certain officers and employees of the Company and with its auditors. In the course of such review and discussion, no facts have come to the attention of such counsel that has caused such counsel to believe that (A) the Registration Statement (except for the financial statements and other financial data included therein or omitted therefrom and the Statements of Eligibility of the respective Trustees on Form T-1, as to which such counsel has not been requested to comment), at the time the Registration Statement or any such amendment became effective or at the time an Annual Report on Form 10-K was filed by the Company (whichever is later), at the date of any Terms Agreement or at the time of any “new effective date” within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel has not been requested to comment), at the time the Prospectus was issued, at the time any amendment or supplement to the Prospectus was issued or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the General Disclosure Packages, as of the Applicable Time or as of any Settlement Date, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)   Officer’s Certificate. At the date hereof and at each Settlement Date with respect to any Terms Agreement, there shall not have been, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus or since the date of such Terms Agreement, any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, not reflected in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, whether or not arising in the ordinary course of business; and on the date hereof, the Agents shall have received a certificate of the President, any Executive Vice President, any Senior Vice President or any Vice President and the principal financial or principal accounting officer of the Company to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

(c)   Comfort Letter. On the date hereof, the Agents shall have received a letter from Deloitte & Touche llp, dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

(i)                  they are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

(ii)                  in their opinion, the consolidated financial statements and supporting schedule(s) of the Company and its subsidiaries examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations;

(iii)                  they have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included therein, or (B) at a specified date not more than five days prior to the date of such letter, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net assets of the Company and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income of the Company and its subsidiaries, except in each such case as set forth in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company; and

(iv)                  in addition to the examination referred to in their report included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

(d)   Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the applicable Agent, any applicable Terms Agreement) may be terminated by any Agent as to itself, and any Terms Agreement may be terminated by the Agent party thereto, by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(g) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof and the provisions set forth under “Parties” of Section 15 hereof shall remain in effect.

SECTION 6.     Delivery of and Payment for Notes Sold through the Agents.

Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the applicable Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by the applicable Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company’s account.

SECTION 7.     Additional Covenants of the Company.

The Company covenants and agrees with the Agents that:

(a)   Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and, to the extent therein provided, in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to each such time).

(b)   Subsequent Delivery of Certificates. Each time that (1) the Registration Statement, the General Disclosure Package or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus (other than (i) any amendment, supplement or document that is not required to be made available by the Company to any Agent pursuant to Section 4(b), (ii) any Current Report on Form 8-K filed solely for the purpose of incorporating an exhibit by reference into another document, and (iii) any Quarterly Report on Form 10-Q relating exclusively to a presentation of periodic financial information (including management’s discussion and analysis), a true and accurate summary of which has been previously filed in a Current Report on Form 8-K, if a certificate described below was delivered in connection with the filing on such Form 8-K) or (2) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, then the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of effectiveness of such amendment, the date of filing with the SEC of such supplement or document, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that in the event that the sale of Notes whose principal, premium, if any, and/or interest payments are determined by reference to any index, formula or other method (“Indexed Notes”) shall be authorized by the Company, such certificate shall also include as an exhibit thereto a true and correct specimen of the form of Indexed Notes being issued and shall cover such other matters as the Agents may reasonably request.

(c)   Subsequent Delivery of Legal Opinions. Each time that (1) the Registration Statement, the General Disclosure Package or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus (other than (i) by an amendment or supplement relating solely to the interest rates, interest payment dates or maturity dates of the Notes or similar information, (ii) solely for the inclusion of additional financial information (including any management’s discussion and analysis), (iii) by an amendment made by the filing of a Quarterly Report on Form 10-Q and any Current Report on Form 8-K (except in the circumstances hereinafter described) and (iv) by an amendment or supplement which is not required to be made available by the Company to any Agent pursuant to Section 4(b)) or (2) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents the written opinions of Kirkland & Ellis LLP, counsel to the Company, and either the General Counsel for the Company or Deere or a Deputy General Counsel or an Associate General Counsel of Deere, or other counsel satisfactory to the Agents, dated the date of effectiveness of such amendment, the date of filing with the SEC of such supplement or document, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section 5(a)(1) and Section 5(a)(2), respectively, hereof, but modified, as necessary, to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall each furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); provided, however, that in the event that the sale of Indexed Notes shall be authorized by the Company, Kirkland & Ellis LLP, counsel for the Company, and Sidley Austin llp, counsel for the Agents, or other counsel satisfactory to the Company and the Agents, shall deliver their written opinions, dated the date of such sale, confirming the exclusion or exemption of such Indexed Notes from the Commodity Exchange Act and covering such other matters as the Company and/or the Agents may reasonably request. If one or more of the Agents reasonably determine that the information included in a filing by the Company in a Quarterly Report filed on Form 10-Q or a Current Report filed on Form 8-K is of such importance that a legal opinion should be delivered to the Agents in conjunction therewith, such Agent or Agents shall notify the Company promptly upon such determination. The Company will thereupon deliver to the Agents an opinion of the General Counsel for the Company or Deere or a Deputy General Counsel or an Associate General Counsel of Deere as to matters set forth in Section 5(a)(2) and such portions of Section 5(a)(1) as the Agents may reasonably designate and to the further effect of the opinions delivered pursuant to Section 5(a)(4), modified, as necessary, to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended or supplemented to the time of delivery of such opinion.

(d)   Subsequent Delivery of Comfort Letters. Each time that (1) the Registration Statement, the General Disclosure Package or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any document incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus which contains additional financial information or (2) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall cause Deloitte & Touche llp, or their successors, forthwith to furnish the Agents a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement, the General Disclosure Package or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Deloitte & Touche llp, or their successors, may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information. For purposes of this Section 7(d), the filing of a Current Report on Form 8-K for the exclusive purpose of presenting interim periodic financial information pursuant to Section 4(e) will not, in and of itself, give rise to an obligation to deliver a letter from Deloitte & Touche llp or their successors pursuant to this Section 7(d).

SECTION 8.     Indemnification.

(a)   Indemnification of the Agents. The Company agrees to indemnify and hold harmless the Agents and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act as follows:

(i)                  against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in a preliminary prospectus, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus (within the meaning of Rule 433 of the 1933 Act Regulations) or the General Disclosure Package or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent expressly for use in the Registration Statement or any such preliminary prospectus or Statutory Prospectus or the Prospectus or any Issuer Free Writing Prospectus or the General Disclosure Package, or was made in reliance upon the Statements of Eligibility under the 1939 Act on Form T-1 of each Trustee under the applicable Indenture;

(ii)                  against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)                  against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any Agent or any such controlling person unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense for any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Agent or Agents or controlling person or persons, defendant or defendants in any suit so brought. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Agent or Agents or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties of any such action (including impleaded parties) include both the Company and one or more Agents and any such Agent shall have been advised by counsel chosen by it and satisfactory to the Company that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume the defense of such action on behalf of such Agent and will reimburse such Agent and any person controlling such Agent as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Company shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Agents and controlling persons, which firm shall be designated in writing by the Agents. The Company agrees to notify the Agents within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, in connection with the sale of the Notes.

(b)   Each Agent severally agrees that it will indemnify and hold harmless the Company and each of its officers who signs the Registration Statement and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act to the same extent as the foregoing indemnity from the Company, but free of the condition set forth in the first sentence of the second paragraph of Section 8(a) and only with respect to statements or omissions made in a preliminary prospectus, a Statutory Prospectus, the Prospectus, an Issuer Free Writing Prospectus, the Registration Statement or the General Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Agent expressly for use in the Registration Statement or in any such preliminary prospectus or Statutory Prospectus or the Prospectus or an Issuer Free Writing Prospectus or the General Disclosure Package. In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement or such preliminary prospectus or Statutory Prospectus or the Prospectus or an Issuer Free Writing Prospectus or the General Disclosure Package and in respect of which indemnity may be sought against any Agent, such Agent shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Agents, by the provisions of subsection (a) of this Section.

SECTION 9.     Contribution.

If the indemnification provisions provided in Section 8 above should under applicable law be unenforceable in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and each of the Agents from the offering of the Notes which are the subject of the action and also the relative fault of the Company and each of such Agents in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and each of the applicable Agents shall be deemed to be in the same proportion as (A) in the case of Notes to be resold on a fixed public offering price basis, the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by each of such Agents, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Notes which are the subject of the action or (B) in the case of Notes to be resold on a varying price basis, the total net proceeds from the offering (before deducting expenses) received by the Company and the total net proceeds received by each of such Agents from the distribution of such Notes in excess of the purchase price paid by such Agents to the Company bear to the public offering price paid to such Agents for such Notes. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 8 above including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or an Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company and such Agents. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by per capita allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold by the Company as a result of a solicitation made by such Agent or purchased by such Agent pursuant to a Terms Agreement and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Agent’s obligation in this Section 9 to contribute is several in proportion to the amount of gross proceeds received by the Company from the sale of the Notes which are the subject of the action as a result of a solicitation made by such Agent or purchased by such Agent pursuant to a Terms Agreement and not joint.

The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the 1933 Act; and the obligations of the Agents under this Section 9 shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement, to each director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

SECTION 10.    Payment of Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(i)                  The preparation and filing of the Registration Statement, each Statutory Prospectus, each Issuer Free Writing Prospectus and the Prospectus and, in each case, any amendments or supplements thereto;

(ii)                  The preparation, filing and reproduction of this Agreement;

(iii)                  The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of Notes issued in book-entry form;

(iv)                  The fees and disbursements of the Company’s accountants and counsel, of the Trustees and their respective counsel, and of any calculation agent or exchange rate agent;

(v)                  The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

(vi)                  The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

(vii)                  The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement, each Statutory Prospectus, each Issuer Free Writing Prospectus and the Prospectus and, in each case, any amendments or supplements thereto, and the delivery by the Agents of the General Disclosure Package and the Prospectus and, in each case, any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

(viii)                  The preparation, printing and delivery to the Agents of copies of each Indenture and all supplements and amendments thereto;

(ix)                  Any fees charged by rating agencies for the rating of the Notes;

(x)                  The fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority (“FINRA”); and

(xi)                  Any advertising and other out-of-pocket expenses of the Agents incurred with the express consent of the Company.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of an Agent or any controlling person of an Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12. Termination.

(a)   Termination of this Agreement. This Agreement (excluding any Terms Agreement) may be terminated for any reason at any time by either the Company, as to any Agent, or by an Agent, as to itself, upon the giving of 30 days’ written notice of such termination to the other parties hereto.

(b)   Termination of a Terms Agreement. The Agent party to a Terms Agreement may terminate such Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if such Notes are denominated and/or payable in, or indexed to, one or more foreign currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable or inadvisable to market such Notes or enforce contracts for the sale of such Notes, or (iii) trading in any securities of the Company has been suspended or limited by the SEC or a national securities exchange, or if trading generally on the New York Stock Exchange or the NASDAQ Global Select Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by order of the SEC, FINRA or any other governmental authority, or a banking moratorium has been declared by either Federal or New York authorities or a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated, indexed or payable, or a material disruption has occurred in securities settlement or clearance services in the United States, or, in the case of Notes payable to holders or beneficial owners in Europe, with respect to Clearstream or Euroclear systems in Europe, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered or withdrawn since that date or if any such rating agency shall have publicly announced that it has under surveillance or review its rating of the program pursuant to which any such debt securities are offered for possible downgrading or withdrawal, or (v) if there shall have come to such Agent’s attention any facts that would cause it to believe that the General Disclosure Package, at the Applicable Time, or the Prospectus, at the time it was required to be delivered (or but for the exemption in Rule 172 of the 1933 Act Regulations would have been required to be delivered) to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

(c)   General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) each Agent shall be entitled to any commission with respect to Notes sold by the Company as a result of a solicitation made by such Agent and earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination (a) an Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(g) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof shall remain in effect.

SECTION 13. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by registered mail or by facsimile, and any such notice shall be effective when received at the address specified below.

If to the Company:

John Deere Capital Corporation
10587 Double R Boulevard
Suite 100
Reno, Nevada 89521
Attention:   Manager
Facsimile:   (775) 786-4145

with a copy to:

Deere & Company
One John Deere Place
Moline, Illinois 61265
Attention:   Treasurer
Facsimile:   (309) 765-5021

If to Citigroup Global Markets Inc.:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Attn:   Transaction Execution Group
Facsimile:    (646) 291-5209

If to Barclays Capital Inc.:

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Attn:   Syndicate Registration
Facsimile:    (646) 834-8133

If to BofA Securities, Inc.:

BofA Securities, Inc.

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020
Attn:   High Grade Transaction Management/Legal
Facsimile:    (646) 855-5958

If to Credit Agricole Securities (USA) Inc.:

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, NY 10019
Attn:    Fixed Income Syndicate
Telephone:     (866) 807-6030

If to Deutsche Bank Securities Inc.:

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Attn:   Debt Capital Markets Syndicate
with a copy to: General Counsel, Facsimile:    (646) 374-1071

If to Goldman Sachs & Co. LLC:

Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282
Attn:   Registration Department
Facsimile:    (212) 902-9316

If to HSBC Securities (USA) Inc.:

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, NY 10018
Attn:   Transaction Management Group
Facsimile:    (212) 525-0238

If to J.P. Morgan Securities LLC:

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
Attn:   Medium-Term Note Desk
Facsimile:    (212) 834-6081

If to MUFG Securities Americas Inc.:

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, NY 10020
Attn:   Capital Markets Group

Facsimile:     (646) 434-3455

If to RBC Capital Markets, LLC:

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor
New York, NY 10281
Attn:   Transaction Management

Facsimile:    (212) 658-6137

If to TD Securities (USA) LLC:

TD Securities (USA) LLC

31 West 52nd Street

New York, NY 10019

Attn: Transaction Management Group

Telephone: (212) 827-6972

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14. Governing Law.

This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against an Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15. Parties.

This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

This Agreement shall not be assignable by any party without the prior written consent of the other parties, provided that, notwithstanding the foregoing, any Agent may assign this Agreement to an affiliated broker-dealer or an affiliated bank without the prior written consent of the Company.

SECTION 16. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 17. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

For purposes of this Section 17, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 18. Contractual Recognition of Bail-In.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties hereto, each of the parties acknowledges, accepts, and agrees that any BRRD Liability of a BRRD Party hereto arising under this Agreement may be subject to the exercise of Statutory Loss Absorption Powers by the Relevant Resolution Authority and acknowledges, accepts, consents to and agrees to be bound by:

(a) the effect of the exercise of any Statutory Loss Absorption Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any party under this Agreement, which exercise (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

(iii)	the cancellation of the BRRD Liability; or

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of any Statutory Loss Absorption Powers by the Relevant Resolution Authority.

(c) For purposes of this Section 18,

“Bail-in Legislation” means in relation to the United Kingdom or a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“BRRD Party” means any party hereto that is subject to Statutory Loss Absorption Powers;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means, in relation to any BRRD Party, the resolution authority with the ability to exercise any Statutory Loss Absorption Powers as defined in this Section 18.

“Statutory Loss Absorption Powers” means any write-down, conversion, transfer, modification, suspension or similar or related power existing from time to time under, and exercised in compliance with, any applicable laws, regulations, rules or requirements pursuant to the applicable Bail-in Legislation.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Agents and the Company in accordance with its terms.

Very truly yours,

JOHN DEERE CAPITAL CORPORATION

By:	/s/ Thomas C. Spitzfaden
Name: Thomas C. Spitzfaden
Title: Vice President and Treasurer

Confirmed and Accepted, as of the date first above written:

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

Barclays Capital Inc.

By:	/s/ Kim Chang
Name: Kim Chang
Title: MD

BOFA SECURITIES, INC.

By:	/s/ Happy H. Daily
Name: Happy H. Daily
Title: Managing Director

CREDIT AGRICOLE SECURITIES (usa) INC.

By:	/s/ Ivan Hrazdira
Name: Ivan Hrazdira
Title: Managing Director

Distribution Agreement Signature Page

Deutsche Bank Securities Inc.

By:	/s/ Ritu Ketkar
Name: Ritu Ketkar
Title: Managing Director

By:	/s/ Rafael Kuhn
Name: Rafael Kuhn
Title: Director

Goldman Sachs & Co. LLC

By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Managing Director

HSBC Securities (USA) Inc.

By:	/s/ Diane Kenna
Name: Diane Kenna
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

MUFG Securities Americas Inc.

By:	/s/ Richard Testa
Name: Richard Testa
Title: Managing Director

RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

TD SECURITIES (USA) LLC

By:	/s/ Luiz Lanfredi
Name: Luiz Lanfredi
Title: Director

Distribution Agreement Signature Page

EXHIBIT A

The following terms, if applicable, shall be agreed to by an Agent and the Company pursuant to each Terms Agreement:

Principal Amount: $_______ (or principal amount of foreign currency)

Interest Rate:

If Fixed Rate Note, Interest Rate:

If Floating Rate Note:

Interest Rate Basis:

Initial Interest Rate:

Initial Interest Reset Date:

Spread, Spread Multiplier or Other Formula, if any:

Index Maturity:

Interest Reset Date(s):

Interest Payment Date(s):

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Interest Reset Period:

Interest Payment Period:

Calculation Agent:

Redemption provisions, if any:

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction:

Repayment provisions if any:

Optional Repayment Date(s):

Date of Maturity:

Purchase Price:         ___%

Settlement Date and Time:

Currency of Denomination:

Denominations (if currency is other than U.S. dollars):

Currency of Payment:

Indexed Currency, if any:

Base Exchange Rate, if any:

Additional Terms:

Also, agreement as to whether the following will be required:

Officer’s Certificate pursuant to Section 7(b) of the Distribution Agreement.

Legal Opinion pursuant to Section 7(c) of the Distribution Agreement.

Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.

Stand-off Agreement pursuant to Section 4(j) of the Distribution Agreement.

A-1